Exhibit 99.2


                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page

Report of Independent Registered Public Accounting Firm......................F-2

Consolidated Balance Sheets as of December 31, 2004 and 2005 and
  March 31, 2006 (Unaudited).................................................F-3

Consolidated Statements of Operations and Comprehensive Income
  for the Years Ended December 31, 2003, 2004 and 2005, and for the
  Three Months Ended March 31, 2005 and 2006 (Unaudited) ....................F-4

Consolidated Statements of Shareholders' Equity for the Years Ended
  December 31, 2003, 2004, and 2005, and for the Three Months Ended
  March 31, 2006 (Unaudited).................................................F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2003,
  2004 and 2005, and for the Three Months Ended March 31, 2005 and 2006
  (Unaudited)................................................................F-6

Notes to Consolidated Financial Statements...................................F-7

  HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS                 Registered with the Public Company
   5 Triad Center, Suite 750                      Accounting Oversight Board
 Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
      Fax: (801) 532-7944
        www.hbmcpas.com




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholders
  Zeolite Exploration Company

We have audited the accompanying consolidated balance sheets of Zeolite Exploration Company and subsidiaries as of December 31, 2004 and 2005, and the related consolidated statements of operations and comprehensive income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Zeolite Exploration Company and subsidiaries as of December 31, 2004 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.


                            HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
May 11, 2006


                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                December 31,           March 31,
                                                          -------------------------   -----------
                                                             2004           2005          2006
-------------------------------------------------------   -----------   -----------   -----------
                                                                                      (unaudited)
ASSETS
Current Assets
Cash and cash equivalents                                 $10,409,891   $10,749,300   $28,021,122
Trade accounts receivable, less allowance for doubtful
  accounts of $19,888, $0, and $0 (unaudited),
  respectively                                              3,761,726     3,929,082     4,088,903
Other non-trade receivables                                     1,472     4,014,861     4,048,150
Advances to suppliers                                            --         262,591       263,837
Inventory                                                   1,264,489     1,478,510       753,132
Receivable from related parties                                  --         943,308       947,784
-------------------------------------------------------   -----------   -----------   -----------
Total Current Assets                                       15,437,578    21,377,652    38,122,928
Property and Equipment, net of accumulated
  depreciation of $3,401,624, $2,545,460, and
  $2,726,100 (unaudited), respectively                     12,547,242     8,579,676     8,451,829
Construction in progress                                         --            --       1,866,775
Intangible Assets, net of accumulated amortization of
  $898,261, $0, and $0 (unaudited), respectively            7,795,486          --            --
-------------------------------------------------------   -----------   -----------   -----------

Total Assets                                              $35,780,306   $29,957,328   $48,441,532
=======================================================   ===========   ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Trade accounts payable                                    $ 2,033,652   $ 1,618,492   $ 2,825,075
Other payables and accrued expenses                         1,653,404     1,936,971     2,097,787
Income and other taxes payable                              3,715,878     1,282,059       495,790
Advances from customers                                        75,515          --            --
Payable to related parties                                     52,854       347,218       348,493
-------------------------------------------------------   -----------   -----------   -----------
Total Current Liabilities                                   7,531,303     5,184,740     5,767,145
-------------------------------------------------------   -----------   -----------   -----------
Shareholders' Equity
Common stock - $0.00001 par value; 100,000,000 shares
  authorized, 87,305,912 shares, 45,120,000 shares,
  and 54,095,103 shares (unaudited) outstanding,
  respectively                                                    873           451           541
Additional paid-in capital                                 16,657,514     8,608,864    22,641,997
Retained earnings                                          11,590,085    15,962,471    19,455,330
Accumulated other comprehensive income (loss)                     531       200,802       576,519
-------------------------------------------------------   -----------   -----------   -----------
Total Shareholders' Equity                                 28,249,003    24,772,588    42,674,387
-------------------------------------------------------   -----------   -----------   -----------

Total Liabilities and Shareholders' Equity                $35,780,306   $29,957,328   $48,441,532
=======================================================   ===========   ===========   ===========





      See the Accompanying Notes to the Consolidated Financial Statements.


                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME


                                                         For the Years Ended                 For the Three Months Ended
                                                             December 31,                             March 31,
                                             --------------------------------------------   ----------------------------
                                                  2003            2004            2005           2005            2006
------------------------------------------   ------------    ------------    ------------   ------------    ------------
                                                                                             (unaudited)     (unaudited)
Sale of Products                             $ 30,380,446    $ 50,623,468    $ 59,322,771   $ 13,290,138    $ 16,464,196
Cost of Products Sold                          24,267,095      36,650,707      41,016,439      9,144,605      12,197,664
------------------------------------------   ------------    ------------    ------------   ------------    ------------
Gross Profit                                    6,113,351      13,972,761      18,306,332      4,145,533       4,266,532
------------------------------------------   ------------    ------------    ------------   ------------    ------------
Operating Expenses
Selling expense                                   545,463       1,276,207       1,588,780        328,427         379,183
General and administrative expense              1,240,676         926,174         967,357        163,026         539,919
Impairment of property and equipment                 --           230,846            --             --              --
------------------------------------------   ------------    ------------    ------------   ------------    ------------
Total Operating Expenses                        1,786,139       2,433,227       2,556,137        491,453         919,102
------------------------------------------   ------------    ------------    ------------   ------------    ------------
Income from Operations                          4,327,212      11,539,534      15,750,195      3,654,080       3,347,430
------------------------------------------   ------------    ------------    ------------   ------------    ------------
Other Income (Expense)
Interest income                                     6,939          22,848          82,611         17,916          19,410
Non-operating income                                 --              --           129,665           --           126,019
Interest expense                                 (219,390)         (5,331)           --             --              --
------------------------------------------   ------------    ------------    ------------   ------------    ------------
Net Other Income (Expense)                       (212,451)         17,517         212,276         17,916         145,429
------------------------------------------   ------------    ------------    ------------   ------------    ------------
Income Before Income Taxes                      4,114,761      11,557,051      15,962,471      3,671,996       3,492,859
Provision for Income Taxes                      1,624,547       4,144,713            --             --              --
------------------------------------------   ------------    ------------    ------------   ------------    ------------

Net Income                                   $  2,490,214    $  7,412,338    $ 15,962,471   $  3,671,996    $  3,492,859
==========================================   ============    ============    ============   ============    ============

Basic and Diluted Earnings Per Share         $       0.03    $       0.08    $       0.25   $       0.04    $       0.08
==========================================   ============    ============    ============   ============    ============

Basic and Diluted Weighted-Average
Shares Outstanding                             87,305,912      87,305,912      64,455,210     87,305,912      45,120,000
==========================================   ============    ============    ============   ============    ============

Net Income                                   $  2,490,214    $  7,412,338    $ 15,962,471   $  3,671,996    $  3,492,859
Foreign currency translation adjustment            (1,142)          1,528         200,271         (2,261)        375,717
------------------------------------------   ------------    ------------    ------------   ------------    ------------

Comprehensive Income                         $  2,489,072    $  7,413,866    $ 16,162,742   $  3,669,735    $  3,868,576
------------------------------------------   ------------    ------------    ------------   ------------    ------------








      See the Accompanying Notes to the Consolidated Financial Statements.


                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005,
              AND THE THREE MONTHS ENDED MARCH 31, 2006 (unaudited)



                                                              Common Shares             Additional      Receivable
                                                       ----------------------------      Paid-in           From
                                                          Shares         Amount          Capital        Shareholder
-----------------------------------------------------  ------------    ------------    ------------    ------------
Balance as of December 31, 2002                          87,305,912    $        873    $ 16,657,514    $       --
Net income for the year                                        --              --              --              --
Foreign currency translation adjustment                        --              --              --              --
-----------------------------------------------------  ------------    ------------    ------------    ------------

Balance, December 31, 2003                               87,305,912             873      16,657,514            --
Net income for the year                                        --              --              --              --
Foreign currency translation adjustment                        --              --              --              --
-----------------------------------------------------  ------------    ------------    ------------    ------------

Balance, December 31, 2004                               87,305,912             873      16,657,514            --
Noncash capital contribution                             45,124,979             451       8,609,395      (3,444,924)
Distribution to shareholders                            (87,310,891)           (873)    (16,658,045)           --
Collection of receivable from shareholder                      --              --              --         3,444,924
Net income for the year                                        --              --              --              --
Foreign currency translation adjustment                        --              --              --              --
-----------------------------------------------------  ------------    ------------    ------------    ------------

Balance, December 31, 2005                               45,120,000             451       8,608,864            --

Shares issued for cash, $2.39 per share (unaudited)       5,837,603              58      13,969,656            --
Shares issued to acquire Zeolite Exploration
Company recorded as a purchase (unaudited)                3,137,500              31          63,478            --
Net income for the period (unaudited)                          --              --              --              --
Foreign currency translation adjustment (unaudited)            --              --              --              --
-----------------------------------------------------  ------------    ------------    ------------    ------------

Balance, March 31, 2006 (unaudited)                      54,095,103    $        541    $ 22,641,997    $       --
=====================================================  ============    ============    ============    ============

                                                                        Accumulated
                                                                           Other           Total
                                                         Retained      Comprehensive    Shareholders'
                                                         Earnings         Income           Equity
-----------------------------------------------------  ------------    -------------    -------------
Balance as of December 31, 2002                        $  1,687,533    $         145    $  18,346,065
Net income for the year                                   2,490,214             --          2,490,214
Foreign currency translation adjustment                        --             (1,142)          (1,142)
-----------------------------------------------------  ------------    -------------    -------------

Balance, December 31, 2003                                4,177,747             (997)      20,835,137
Net income for the year                                   7,412,338             --          7,412,338
Foreign currency translation adjustment                        --              1,528            1,528
-----------------------------------------------------  ------------    -------------    -------------

Balance, December 31, 2004                               11,590,085              531       28,249,003
Noncash capital contribution                                   --               --          5,164,922
Distribution to shareholders                            (11,590,085)            --        (28,249,003)
Collection of receivable from shareholder                      --               --          3,444,924
Net income for the year                                  15,962,471             --         15,962,471
Foreign currency translation adjustment                        --            200,271          200,271
-----------------------------------------------------  ------------    -------------    -------------

Balance, December 31, 2005                               15,962,471          200,802       24,772,588

Shares issued for cash, $2.39 per share (unaudited)            --               --         13,969,714
Shares issued to acquire Zeolite Exploration
Company recorded as a purchase (unaudited)                     --               --             63,509
Net income for the period (unaudited)                     3,492,859             --          3,492,859
Foreign currency translation adjustment (unaudited)            --            375,717          375,717
-----------------------------------------------------  ------------    -------------    -------------

Balance, March 31, 2006 (unaudited)                    $ 19,455,330    $     576,519    $  42,674,387
=====================================================  ============    =============    =============




      See the Accompanying Notes to the Consolidated Financial Statements.


                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   For the Years Ended                  For the Three Months Ended
                                                                       December 31,                              March 31,
                                                       --------------------------------------------    ----------------------------
                                                           2003            2004            2005            2005            2006
----------------------------------------------------   ------------    ------------    ------------    ------------    ------------
                                                                                                        (unuadited)     (unaudited)
Cash Flows from Operating Activities:
Net income                                             $  2,490,214    $  7,412,338    $ 15,962,471    $  3,671,996    $  3,492,859
Adjustments to reconcile net income to net cash
provided by operating activities:
  Depreciation                                              866,235         903,930       1,009,577         350,085         168,161
  Amortization                                              188,856         188,367          69,249          34,624            --
  Impairment of property and equipment                         --           230,838            --              --              --
Change in current assets and liabilities:
  Trade accounts receivable                              (2,982,866)       (212,347)        (71,561)        322,726         140,842
  Advances to suppliers                                     864,308          51,530        (258,433)       (568,279)           --
  Inventories                                              (468,771)        324,660        (179,322)       (524,615)       (730,660)
  Accounts payable                                        1,470,903        (206,783)       (662,437)         31,419       1,274,791
  Other payables and accrued expenses                       991,161         (72,376)        238,137         (60,972)       (148,324)
  Income and other taxes payable                          1,463,828       1,358,419       1,261,756       1,869,298         790,477
  Advances from customers                                    87,049         (11,538)        (76,189)        (75,424)           --
----------------------------------------------------   ------------    ------------    ------------    ------------    ------------
Net Cash Provided by Operating Activities                 4,970,917       9,967,038      17,293,248       5,050,858       4,988,146
====================================================   ============    ============    ============    ============    ============
Cash Flows from Investing Activities:
Purchases of property and equipment                      (2,858,884)       (701,619)     (2,517,152)           --              --
Construction in progress                                       --              --              --              --        (1,862,355)
----------------------------------------------------   ------------    ------------    ------------    ------------    ------------
Net Cash Used in Investing Activities                    (2,858,884)       (701,619)     (2,517,152)           --        (1,862,355)
====================================================   ============    ============    ============    ============    ============
Cash Flows from Financing Activities:
Net change in short-term loans                           (1,570,636)     (1,208,196)           --              --              --
Net change in short-term notes payable                       96,655         (96,656)           --              --              --
Other non-trade receivables                              (1,322,012)      1,344,821      (5,181,418)     (1,743,133)         14,203
Change in accounts payable - related parties              1,341,027      (1,288,190)     (1,570,946)     (3,605,924)           --
Distribution to shareholders                                   --              --        (7,822,477)           --              --
Proceeds from sale of common stock                             --              --              --              --        13,969,714
----------------------------------------------------   ------------    ------------    ------------    ------------    ------------
Net Cash Used In Financing Activities                    (1,454,966)     (1,248,221)    (14,574,841)     (5,349,057)     13,983,917
====================================================   ============    ============    ============    ============    ============
Effect of Exchange Rate Changes on Cash                        (113)            413         138,154          (2,448)        162,114
                                                       ------------    ------------    ------------    ------------    ------------
Net Increase (Decrease) in Cash and Cash Equivalents        656,954       8,017,611         339,409        (300,647)     17,271,822
Cash and Cash Equivalents at Beginning of Period          1,735,327       2,392,280      10,409,891      10,409,891      10,749,300
                                                       ------------    ------------    ------------    ------------    ------------
Cash and Cash Equivalents at End of Period             $  2,392,281    $ 10,409,891    $ 10,749,300    $ 10,109,244    $ 28,021,122
====================================================   ============    ============    ============    ============    ============

Supplemental Cash Flow Information
Taxes paid                                             $  1,078,986    $  2,675,371    $  3,485,546    $       --      $       --
Interest paid                                               219,390           5,346            --              --              --
====================================================   ============    ============    ============    ============    ============

Schedule of Noncash Investing and Financing
 Activities
Noncash distribution to shareholders:
  Other non-trade receivables                          $       --      $       --      $   (301,111)   $       --      $       --
  Land and building                                            --              --        (5,821,565)           --              --
  Intangible assets                                            --              --        (7,795,486)           --              --
  Liability incurred                                           --              --        (1,343,442)           --              --
                                                       ------------    ------------    ------------    ------------    ------------

                                                       $       --      $       --      $(15,261,604)   $       --      $       --
====================================================   ============    ============    ============    ============    ============




      See the Accompanying Notes to the Consolidated Financial Statements.

                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)




NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

On March 2, 1998, a group of 19 investors (referred to herein as the Investors), of which Mr. Chen Xiangzhi (Mr. Chen) holds a controlling interest, formed Shandong Shengda Nano Co., Ltd. (Shengda Nano) under the laws of the People's Republic of China (PRC). Shengda Nano has developed, and manufactures and markets, nano-sized precipitated calcium carbonate in the PRC for use in the production of automobile tires.

On November 13, 2001, the Investors formed Shandong Shengda Chemical Co., Ltd. (Shengda Chemical) under the laws of the PRC. Shengda Chemical manufactures and sells ammonium bicarbonate, liquid ammonia and methanol in the PRC for use as chemical fertilizer and in the production of other organic and inorganic chemical products including formaldehyde and pesticides.

During September 2004, the Investors formed Dongfang Nano-Materials Pte. Limited, a Singapore private limited company, subsequently renamed Eastern Nano-Materials Holdings Pte. Ltd. (Eastern Nano), and formed Shandong Haize Nano Co. Ltd. (Haize Nano) and Shandong Bangsheng Chemical Co. Ltd. (Bangsheng Chemical) as subsidiaries of Eastern Nano in the PRC (the Eastern Nano Subsidiaries). On November 24, 2004, the Investors agreed to transfer the operations, assets and liabilities of Shengda Nano and Shengda Chemical, except for their land, land use rights, buildings and certain other assets, (the
Acquired Assets) to the Eastern Nano Subsidiaries and the Eastern Nano Subsidiaries assumed $1,343,442 of additional liabilities from the Investors. In June 2005, the Eastern Nano Subsidiaries purchased the Acquired Assets for $8,609,846. The purchase was financed and paid by Mr. Chen personally borrowing $5,250,000 from a third-party lender, paying $5,164,922 thereof to the Investors and the Eastern Nano Subsidiaries committing to pay Shengda Nano and Shengda Chemical or the Investors an additional $3,444,924. The payments were made to the Investors in order to accomplish the transfer in accordance with the laws of the PRC and in accordance with the terms of the purchase agreement. Immediately thereafter, the Investors each repaid their proportionate share of Mr. Chen's note payable to the third-party. The land, land use rights, buildings, and certain other assets that Shengda Nano and Shengda Chemical retained were thereafter leased to the Eastern Nano Subsidiaries.

The transfer of the Acquired Assets to the Eastern Nano Subsidiaries was recognized in June 2005 as a reorganization of Shengda Nano and Shengda Chemical into the Eastern Nano Subsidiaries. The assets and liabilities of Shengda Nano and Shengda Chemical were recorded at their historical carrying value of $28,249,003. The fair value of the net assets and liabilities incurred that were retained by Shengda Nano and Shengda Chemical were recognized as distributions to the Investors and consisted of the following:

              Distribution to shareholders:
              Cash                            $  7,822,477
              Other non-trade receivables          301,111
              Land and building                  5,821,565
              Intangible assets                  7,795,486
              Liability incurred                 1,343,442
              --------------------------------------------
              Total                           $ 23,084,081
              ============================================

                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)



Those net assets and the $5,164,922 paid to the Investors by Mr. Chen were recognized as capital distributions to the Investors. The repayment by the Investors of Mr. Chen's note payable to the third-party lender was recognized as a $8,609,846 noncash capital investment in Eastern Nano by the Investors, net of a $3,444,924 receivable from a shareholder. The accompanying consolidated financial statements include the operations of Shengda Nano and Shengda Chemical for the periods prior to the reorganization and the operations of Eastern Nano and its subsidiaries for the periods after the reorganization.

On November 15, 2005, the Investors formed Faith Bloom Limited (Faith Bloom) under the laws of the British Virgin Islands. On December 31, 2005, Eastern Nano transferred the Eastern Nano Subsidiaries to Faith Bloom in exchange for the issuance of 10,000,000 shares of Faith Bloom common stock to the Investors. The transfer of the Eastern Nano Subsidiaries to Faith Bloom was recognized as a reorganization of Eastern Nano and the Eastern Nano Subsidiaries into Faith Bloom with the assets and liabilities remaining at their historical cost.

On March 31, 2006, Faith Bloom issued 1,293,795 shares of common stock to certain unrelated institutional and accredited investors in exchange for $15,000,000 less $1,030,286 of costs associated therewith. Upon consummation of this transaction and on the same date, Faith Bloom entered into an agreement with Zeolite Exploration Company, a Nevada corporation (Zeolite), to exchange all of its 11,293,785 issued and outstanding common shares for 50,957,603 shares of Zeolite common stock. Subsequent to this transaction, the Faith Bloom shareholders owned 94.2% of Zeolite. The transaction with Zeolite was recognized as a 4.5 for 1 stock split of the Faith Bloom common stock and the reverse acquisition of Zeolite's net monetary assets totaling $63,509 in exchange for the 3,137,500 shares of common stock that remained outstanding. Faith Bloom's assets and liabilities remained at their historical cost.

The accompanying consolidated financial statements have been restated on a retroactive basis to present the reorganizations of the Eastern Nano Subsidiaries into Faith Bloom and Faith Bloom into Zeolite as though the reorganizations had been in place for all periods presented.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Translating Financial Statements - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The functional currency of the operating subsidiaries in the PRC is the Chinese Yuan (Renminbi); however, the accompanying financial statements have been expressed in United States dollars. The accompanying consolidated balance sheets have been translated into United States dollars at the exchange rates prevailing at each balance sheet date. The accompanying consolidated statements of operations have been translated using the average exchange rates prevailing during the periods of each statement.

Consolidation - The accompanying consolidated financial statements include the accounts and transactions of Shengda Nano and Shengda Chemical through June 2005, the accounts of Eastern Nano and its wholly owned subsidiaries from September 2004 through November 15, 2005, the accounts and transactions of Faith Bloom and its wholly owned subsidiaries from November 15, 2005 through March 31, 2006 and the accounts of Zeolite and its wholly owned subsidiaries on March 31, 2006 (unaudited). In connection with the lease agreements described in Note 9 below for the land, land use rights, buildings, and certain equipment, the Company has determined that it is not the primary beneficiary due to the significant other operations of the group and therefore those entities are not consolidated in the Company's financial statements.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America

                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)



requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Values of Financial Instruments - The carrying amounts reported in the consolidated balance sheets for trade accounts receivable, other non-trade receivables, advances to suppliers, receivable from related parties, trade accounts payable, other payables and accrued expenses, advances from customers, and payable to related parties approximate fair value because of the immediate or short-term maturity of these financial instruments.

Cash and Cash Equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Trade Receivables and Allowance for Doubtful Accounts - Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts. As a result of trade receivables being collected subsequent to the balance sheet dates, allowances for doubtful accounts were not recorded at December 31, 2005 or March 31, 2006 (unaudited).

Inventory - Inventories are stated at the lower of average cost or net realizable value.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company projects the undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value of the long-lived asset is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

In connection with the agreement between Eastern Nano and Shengda Nano and Shengda Chemical in November 2004 (See Note 1), an appraisal was obtained. Those assets having a book value greater than the appraised value were impaired in the amount of $230,846 and expensed.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the statements of operations in the period of disposition, determined by reference to their carrying amounts.

Intangible  Assets  -  Acquisition  costs  of  patents,  trademarks,   licenses,
techniques, formulas, land use rights, and other intangible assets are capitalized and amortized using the straight-line method over their estimated useful lives. For those intangible assets, such as patents, with legal protection over a period, their useful life is the protected period. Others that do not have legal protection periods are amortized generally over 5 to 10 years. The Company does not capitalize internally generated intangible assets. Prior to the transfer of the intangible assets to Shengda Nano and Shengda Chemical described in Note 1, the Company was amortizing land use rights over 50 years and patent techniques over 20 years.

Advances to Suppliers and Advances from Customers - The Company, as is the common practice in the PRC, will often pay advanced payments to suppliers for materials, or receive advance payments from customers. Advances to suppliers were $0 and $262,591 as of December 31, 2004 and 2005, and $263,837 as of March 31, 2006 (unaudited). Advances from customers as of December 31, 2004 and 2005 were $75,515 and $0, and as of March 31, 2006 (unaudited) were $0.

                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)



Revenue Recognition - The Company recognizes revenues from the sale of products when they are realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Revenues are not recognized until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied.

Cost of Products Sold - Cost of products sold include wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Shipping and Handling Costs - Shipping and handling billed to customers is recorded as revenue. Shipping and handling costs are included in cost of revenues.

Retirement Benefit Plans - The Company contributes to various employee retirement benefit plans organized by provincial governments under which it is required to make monthly contributions at rates prescribed by the related provincial governments. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Comprehensive Income - Other comprehensive income presented in the accompanying consolidated financial statements consists of cumulative foreign currency translation adjustments.

Credit Risk - The carrying amounts of accounts receivable included in the consolidated balance sheets represent the Company's exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk. The Company performs ongoing credit evaluations of each customer's financial condition. Until December 31, 2004, the Company maintained allowances for doubtful accounts and such allowances in the aggregate did not exceeded management's estimations. Since December 31, 2004, all accounts receivable have been collected.

Recently Enacted Accounting Standards - On January 1, 2006, the Company adopted SFAS No. 151, Inventory Costs - An Amendment of ARB No. 43, Chapter 4 ("SFAS 151"). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current-period charges. Additionally, SFAS 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The effects of adoption of SFAS 151 were not material.

On January 1, 2006, the Company adopted FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"), which revises SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123R also superseded APB 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Under SFAS 123R, share-based payments to employees, including the fair value of grants of employee stock options, are recognized in the income statement at their fair value, generally over the option vesting period. The effects of adoption of SFAS 123R were not material.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets--An Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). SFAS 153 eliminated the exception from fair value measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Non-monetary Transactions, and replaces it with an exception for exchanges that do not have commercial

                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)



substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The effects of adoption of SFAS 153 were not material.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and FASB No. 3, Reporting Accounting Changes in Interim Financial Statements. Statement 154 applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. Statement 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. It is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made occurring in fiscal years beginning after June 1, 2005. The effects of adoption of SFAS 154 were not material.

In June 2005, the FASB Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements. The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The effects of adoption of EITF No. 05-6 were not material.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140 (SFAS
155). SFAS 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and related interpretations. SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and clarifies which interest-only strips and principal-only strips are not subject to recognition as liabilities. SFAS 155 eliminates the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for the Company for all financial instruments acquired or issued beginning January 1, 2007. The impact of adoption of this statement on the Company's consolidated financial statements, if any, has not yet been determined.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140 (SFAS 140). SFAS 156 amends SFAS 140 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. It also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS 156 permits an entity to use either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities. SFAS 156 is effective for the Company as of January 1, 2007. The impact of adoption of this statement on the Company's consolidated financial statements, if any, has not yet been determined.

NOTE 3 - INVENTORY

Inventory consisted of the following:

                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)





                              December 31,
                        -----------------------    March 31,
                           2004         2005         2006
                        ----------   ----------   ----------
                                                  (unaudited)

Raw materials           $1,085,507   $  820,025   $  588,302
Finished goods             178,982      658,485      164,830
                        ----------   ----------   ----------
Total inventory         $1,264,489   $1,478,510   $  753,132
                        ==========   ==========   ==========


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                            December 31,
                                    ----------------------------     March 31,
                                        2004            2005           2006
                                    ------------    ------------   ------------
(unaudited)

Building                            $  4,072,497    $     70,262   $     70,595
Plant, machinery and equipment        11,635,853      10,982,828     11,034,946
Motor vehicle                            142,645            --             --
Office equipment                          97,871          72,046         72,388
                                    ------------    ------------   ------------
Total                                 15,948,866      11,125,136     11,177,929
Less:  Accumulated depreciation       (3,401,624)     (2,545,460)    (2,726,100)
                                    ------------    ------------   ------------
Property, plant and equipment, net  $ 12,547,242    $  8,579,676   $  8,451,829
                                    ============    ============   ============


Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which were as follows:

Asset                                       Life
-------------------------------------  ---------------
Building                                  15 - 25
Plant, machinery and equipment            10 - 17
Motor vehicle                              5 - 10
Office equipment                           3 - 5
-------------------------------------  ---------------


Depreciation expense was $866,235, $903,930 and $1,009,577 for the years ended December 31, 2003, 2004 and 2005, and $350,085 and $168,161 for the three months ended March 31, 2005 and 2006 (unaudited).

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of a land use right and a proprietary non-patent production technique. Upon reorganization of the Company, the land use right and the non-patent production technique were distributed to Shengda Chemical and Shengda Nano, respectively.

Amortization expense was $188,856, $188,367 and $69,249, for the years ended December 31, 2003, 2004 and 2005, and $34,624 and $0 for the three months ended March 31, 2005 and 2006 (unaudited).


                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)



NOTE 6 - INCOME TAXES

The  Company  is not  subject to any  income  taxes in the United  States or the
British  Virgin  Islands.   Enterprises  with  foreign  investment  and  foreign
enterprises  doing business in the PRC are generally  subject to federal (state)
enterprise  income tax at a rate of 30% and a local  income tax at a rate of 3%.
Effective at the beginning of 2005, the Company was granted a "tax holiday" that allows the Company to be exempt from both the federal and local income taxes for the first two  profitable  years.  The "tax  holiday"  allows the  Company to be exempt  from 50% of both the  federal and local  income  taxes  during the third through the fifth  years.  The reduced  federal and local rates for 2007 through
2009 are 15% and 1.5%, respectively.

Income tax expense consists of:

                                                                    For the Three Months ended
                                For the Years ended December 31,             March 31,
                             ------------------------------------   --------------------------
                                2003         2004         2005          2005           2006
                             ----------   ----------   ----------   -----------    -----------
                                                                    (unaudited)    (unaudited)

Currently payable            $1,624,547   $4,144,713   $     --     $      --      $      --
                             ----------   ----------   ----------   -----------    -----------

Provision for income taxes   $1,624,547   $4,144,713   $     --     $      --      $      --
                             ==========   ==========   ==========   ===========    ===========


Income taxes payable are included in income and other taxes payable on the accompanying consolidated balance sheets. Income and other taxes payable consist of the following:


                                 December 31,
                           ----------------------     March 31,
                              2004         2005         2006
                           ----------   ----------   ----------
(unaudited)

Value added tax            $1,561,308   $  384,054   $  390,835
Income tax                  1,549,772      862,223         --
City maintenance tax          109,243         --            (50)
Housing property tax            7,305         --           --
Tenure tax                      3,625         --           --
Land use tax                    3,863         --           --
Surtax, insurance, other      480,762       35,782      105,005
                           ----------   ----------   ----------
Total income and other
taxes payable              $3,715,878   $1,282,059   $  495,790
                           ==========   ==========   ==========

Following is a reconciliation of income taxes calculated at the federal and local statutory rates (30% and 3%, respectively) to actual income tax expense:


                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)




                                                                                 For the Three Months ended
                                        For the Years ended December 31,                 March 31,
                                    -----------------------------------------    --------------------------
                                       2003           2004           2005           2005           2006
                                    -----------    -----------    -----------    -----------    -----------
                                                                                 (unaudited)    (unaudited)
Income tax calculation at the
federal and local statutory rates
(30% and 3% respectively)           $ 1,357,871    $ 3,813,827    $ 5,267,615    $ 1,211,759    $ 1,152,643
Non-refundable monthly
overpayments based on
preliminary estimates                   266,676        330,886           --             --             --
Tax holiday                                --             --       (5,267,615)    (1,211,759)    (1,152,643)
                                    -----------    -----------    -----------    -----------    -----------
Actual income tax expense           $ 1,624,547    $ 4,144,713    $      --      $      --      $      --
                                    ===========    ===========    ===========    ===========    ===========

If the Company had not been in "tax holiday" for the year ended December 31, 2005, net income would have been $10,694,856, and earnings would have been $0.17 per share. For the three months ended March 31, 2005 and 2006 (unaudited) net income would have been $2,460,237 and $2,340,216, and earnings would have been $0.03 and $0.05 per share.

Deferred taxes in respect of temporary timing differences between carrying amounts of assets and liabilities for financial reporting and amounts used for tax reporting purposes are immaterial.

NOTE 7 - STOCKHOLDERS' EQUITY

Receivable from Shareholder - Since Eastern Nano was not incorporated in the PRC, approval was obtained from the government to organize Haize Nano and Bangsheng Chemical in the PRC. Capital contributions totaling $8,609,846 were approved, and Haize Nano and Bangsheng Chemical initially received 60% of the approved contribution, or $3,382,507 and $1,782,416, respectively. Upon the reorganization described in Note 1, the remaining 40% was recorded as a receivable from a shareholder until such amount was collected at the end of December 31, 2005.

NOTE 8 - SEGMENT INFORMATION

The Company operates in the following segments:

Nano-Materials - The Company is engaged in the development, manufacture, and marketing of nano-sized ultra fine Precipitated Calcium Carbonated (NPCC). Limestone is converted into NPCC by a proprietary production method. The unique chemical and physical attributes make NPCC a valuable functional ingredient in tire products.

Chemical  - The  Company  is  also  engaged  in  the  manufacture  and  sale  of ammonia-based products, namely ammonium bicarbonate, liquid ammonia, and methanol. The ammonia-based products are mainly used as chemical fertilizers and raw materials for the production of other chemical products (both organic and inorganic,) including formaldehyde and pesticides.

Certain  segment  information  as of and for the years ended  December 31, 2003,
2004 and 2005, and for the three months ended March 31, 2005 and 2006 (unaudited), is as follows:

                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)



Note 8 - Segment Information

                                                          Nano-
Year Ended December 31, 2003              Chemical      Materials        Total
--------------------------------------------------------------------------------
Sale of products                         $22,351,824   $ 8,028,622   $30,380,446
Cost of products sold                     19,215,034     5,052,061    24,267,095
Selling expenses                              60,788       484,675       545,463
General and administrative expenses          660,203       580,473     1,240,676
Depreciation and amortization                511,833       543,258     1,055,091
Interest expense                              20,048       199,342       219,390
Segment income                             1,387,163     1,103,051     2,490,214
Segment assets                            16,782,343    13,108,925    29,891,268
Expenditures for segment assets            1,554,832     1,303,252     2,858,084
================================================================================

                                                          Nano-
Year Ended December 31, 2004              Chemical      Materials        Total
--------------------------------------------------------------------------------
Sale of products                         $37,675,117   $12,948,351   $50,623,468
Cost of products sold                     28,526,258     8,124,449    36,650,707
Selling expenses                             354,401       921,806     1,276,207
General and administrative expenses          499,624       426,550       926,174
Impairment of property and equipment         167,081        63,765       230,846
Depreciation and amortization                537,710       554,587     1,092,297
Interest expense                                --           5,331         5,331
Segment income                             5,328,403     2,083,935     7,412,338
Segment assets                            23,096,848    12,683,458    35,780,306
Expenditures for segment assets              701,619          --         701,619
================================================================================

                                                          Nano-
Year Ended December 31, 2005              Chemical      Materials        Total
--------------------------------------------------------------------------------
Sale of products                         $44,448,639   $14,874,132   $59,322,771
Cost of products sold                     31,752,100     9,264,339    41,016,439
Selling expenses                             532,307     1,056,473     1,588,780
General and administrative expenses          541,018       426,339       967,357
Depreciation and amortization                528,151       550,675     1,078,826
Segment income                            11,827,016     4,135,455    15,962,471
Segment assets                            18,691,092    11,266,236    29,957,328
Expenditures for segment assets            2,517,152          --       2,517,152
================================================================================

Three Months Ended                                        Nano-
  March 31, 2005                          Chemical      Materials        Total
--------------------------------------------------------------------------------
Sale of products                         $10,015,129   $ 3,275,009   $13,290,138
Cost of products sold                      7,075,214     2,069,391     9,144,605
Selling expenses                             105,162       223,265       328,427
General and administrative expenses          119,442        43,584       163,026
Depreciation and amortization                 76,300       308,408       384,709
Segment income                             2,731,266       940,730     3,671,996
Segement assets                            8,749,613     8,012,239    16,761,852
================================================================================

                  ZEOLITE EXPLORATION COMPANY AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 (Information with Respect to March 31, 2006 and
        for the Three Months Ended March 31, 2005 and 2006 is Unaudited.)




Three Months Ended                                        Nano-
  March 31, 2006                           Chemical     Materials       Total
--------------------------------------------------------------------------------
Sale of products                         $12,649,179   $ 3,815,017   $16,464,196
Cost of products sold                      9,810,720     2,386,944    12,197,664
Selling expenses                              89,719       289,464       379,183
General and administrative expenses          104,254        90,318       194,572
Depreciation and amortization                 75,672        92,489       168,161
Segment income                             2,786,388     1,051,570     3,837,958
Segment assets                            20,909,632    12,460,544    33,370,176
================================================================================


NOTE 9 - COMMITMENTS AND CONTINGENCIES

Economic environment - Since all of the Company's operations are conducted in the PRC, the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi ("RMB"), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

Leases - After the reorganization of Haize Nano and Bangsheng Chemical into Eastern Nano, Haize Nano and Bangsheng Chemical entered into agreements to lease land, land use rights, buildings and certain equipment from Shengda Nano and Shengda Chemical. Future minimum lease payments under the agreements are as follows:

                                  Land and
                     Buildings    Equipment     Total
                    ----------   ----------   ----------

             2006   $  401,878   $  200,099   $  601,977
             2007      401,878      200,099      601,977
                    ----------   ----------   ----------
Total commitments   $  803,756   $  400,198   $1,203,954
                    ==========   ==========   ==========



NOTE 10 - SUBSEQUENT EVENT (unuadited)

On April 14, 2006 the Company capitalized a new subsidiary, Shanxi Haize Nanomaterials Co., Ltd (Shanxi Nano) for the purpose of constructing and operating a new plant to manufacture nano-sized precipitated calcium carbonate in the PRC. At March 31, 2006 the Company had advanced $1,866,775 towards such construction and recorded this amount as Construction in Process.